EXHIBIT 10.1

AMENDMENT NO. 5 AND CONSENT

This Amendment no. 5 and Consent (this “Amendment”) is entered into as of this 5th day of September, 2012, by and between Adept Technology, Inc., a Delaware corporation (“Borrower”), and Silicon Valley Bank (“Bank”).  Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals

A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of December 31, 2009 (as has been and may be further amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank has extended and will make available to Borrower certain advances of money.

B. Borrower proposes to enter into that certain Securities Purchase Agreement (the “SPA”) with Hale Capital Partners, LP (“Hale”), and potentially other buyers to be identified in a schedule thereto (collectively with Hale, the “Buyers”), whereby the Buyers will purchase shares of the Series A Convertible Preferred Stock of Borrower for a purchase price of approximately $8,000,000 to $10,000,000 (the “Equity Investment”) and Borrower desires that Bank consent to the Equity Investment upon the terms and conditions more fully set forth herein.

C. In connection with the Equity Investment, Borrower will file with the Delaware Secretary of State that certain Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Adept Technology, Inc. in the form attached hereto as Schedule 2 (the “Certificate of Designations”).

D. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to provide the consent and amendments contained herein.

agreement

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. Consent to the Equity Investment.

(a)           Bank hereby consents to the Equity Investment on the terms and subject to the conditions set forth in the SPA and Certificate of Designations.

(b)           Borrower hereby covenants and agrees that it will not make or permit to be made any amendment or modification of the Certificate of Designation that would be adverse to Bank in any material respect, and will not make or permit to be made any amendment or modification to the terms of Section 26 (Cash Payments) of the Certificate of Designations without the prior written consent of Bank.

2. Amendments to Loan Agreement.

2.1           The following definition is added to Section 13.1 of the Loan Agreement in appropriate alphabetical order:

“Series A Stock”:  the shares of Series A Convertible Preferred Stock of the Company issued to Hale Capital Partners, LP and other buyers pursuant to a securities purchase agreement dated on or about September 5, 2012, which stock has the rights, preferences and privileges set forth in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Adept Technology, Inc. filed with the Delaware Secretary of State substantially concurrently therewith.

2.2           The definition of “Permitted Distributions” is hereby amended by changing clause (b) thereof to the following:

“(b)           (i) dividends consisting solely of Borrower's capital stock, (ii) cash dividends solely to the extent required or permitted to be made in respect of the Series A Stock, which, for the avoidance of doubt, shall not be paid at a rate in excess of The Wall Street Journal prime rate plus three percent per annum, but not to exceed four percent per annum in the aggregate, and (iii) distributions in cash or Borrower’s capital stock for the redemption of up to ten percent (10%) of the Series A Stock held by Hale Capital Partners, LP in each fiscal quarter of Borrower, commencing in March, 2014 for the fiscal quarter ending March 31, 2014, provided that at the end of the fiscal quarter immediately preceding the date of any such distribution, Borrower’s EBITDA is not less than $1,000,000, and Borrower has unrestricted cash and cash equivalents of not less than $10,000,000;”

3. Borrower’s Representations And Warranties. Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing; and

(b) as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations.  Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

4. Limitation.  The amendments, consent and waiver set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future consent or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date.

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5. Effectiveness.  This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

5.1 Amendment.  Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

5.2 Reaffirmation of Guaranty.  The Guarantors shall have duly executed and delivered to Bank their Reaffirmation of Guaranty, attached as Schedule 1 hereto.

5.3 Securities Purchase Agreement.  Borrower shall have provided Bank a copy of the executed and final SPA, filed Certificate of Designations, and all related transaction documents.

5.4 Payment of Fees and Bank Expenses.  Borrower shall have paid to Bank all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment and invoiced to Borrower on or prior to the date of this Amendment.

6. Counterparts.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.

7. Integration.  This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

8. Governing Law; Venue.  THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Borrower:	Adept Technology, Inc.
a Delaware corporation

By: /s/ Lisa Cummins
Printed Name: Lisa Cummins
Title: Chief Financial Officer

Bank:	Silicon Valley Bank

By: /s/ Michelle Peralta Printed Name: Michelle Peralta Title: Relationship Manager

Schedule 1

Reaffirmation of Guaranty

This Reaffirmation of Guaranty is entered into as of September 5, 2012, by the undersigned (“Guarantor”) in favor of Silicon Valley Bank (“Bank”).

Whereas, Guarantor executed and delivered to Bank an Unconditional Guaranty and Security Agreement, dated as of May 1, 2009 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), with respect to the obligations of Adept Technology, Inc., a Delaware corporation (“Borrower”), in connection with that certain Loan and Security Agreement by and between Borrower and Bank, dated as of December 31, 2009 (as amended, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

Whereas, Borrower has requested that Bank provide its consent to certain actions, pursuant to that certain Amendment, dated as of the date hereof (the “Amendment”).  Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement.

Now therefore, for valuable consideration, receipt of which is acknowledged, Guarantor hereby agrees as follows:

1.           Reaffirmation of Guaranty.  Guarantor hereby ratifies and reaffirms its obligations under its Guaranty and agrees that none of the amendments, consents, modifications or waivers to the Loan Agreement as set forth in the Amendment shall impair Guarantor’s obligations under the Guaranty or Bank’s rights under the Guaranty.

2.           Continuing Effect and Absence of Defenses.  Guarantor acknowledges that its Guaranty is still in full force and effect and that Guarantor has no defenses, other than actual payment of the guaranteed obligations, to enforcement of its Guaranty.  Guarantor waives any and all defenses to enforcement of its Guaranty that might otherwise be available as a result of the Amendment.

3.           Representations and Warranties.  Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties in the Guaranty are true, accurate and complete as if made the date hereof.

[signature page follows]

Adept Technology International, Ltd.
a California corporation

By: /s/ Lisa Cummins
Printed Name: Lisa Cummins
Title: Chief Financial Officer

Adept Technology Holdings, Inc.
a Delaware corporation

By: /s/ Lisa Cummins
Printed Name: Lisa Cummins
Title: Chief Financial Officer

Adept Technology Canada Co.
a Nova Scotia unlimited liability company

By: /s/ Lisa Cummins
Printed Name: Lisa Cummins
Title: Chief Financial Officer

Adept Technology Canada Holding Co.
a Nova Scotia unlimited liability company

By: /s/ Lisa Cummins
Printed Name: Lisa Cummins
Title: Chief Financial Officer

Schedule 2

Certificate of Designations